Exhibit 23(g)12

Amendment to Appendix C to the Amendment to the Custodian Agreements between Certain Open-End Management Investment Companies as Listed on Appendix C and Brown Brothers Harriman & Co. dated as of August 9, 2002, to include Phoenix-Aberdeen Series Fund for Phoenix-Aberdeen Global Small Cap Fund, Phoenix-Aberdeen Series Fund for the Phoenix-Aberdeen New Asia Fund, The Phoenix Edge Series Fund for Phoenix-Aberdeen New Asia Series, The Phoenix Edge Series Fund for Phoenix-Sanford Bernstein Global Value Series, The Phoenix Edge Series Fund for the Phoenix-Aberdeen International Series, The Phoenix Edge Series Fund for the Phoenix-Lazard International Equity Select Series, The Phoenix Multi-Portfolio Fund for the Phoenix-Aberdeen International Fund and Phoenix-Aberdeen Worldwide Opportunities Fund

                                   APPENDIX C
                                       TO
                    THE AMENDMENT TO THE CUSTODIAN AGREEMENTS
                                     BETWEEN
          CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES AS LISTED ON
                                   APPENDIX C
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                           Dated as of August 9, 2002



     PHOENIX-ABERDEEN SERIES FUND FOR PHOENIX-ABERDEEN GLOBAL SMALL CAP FUND

       PHOENIX-ABERDEEN SERIES FUND FOR THE PHOENIX-ABERDEEN NEW ASIA FUND

   THE PHOENIX EDGE SERIES FUND FOR PHOENIX-ABERDEEN NEW ASIA NEW ASIA SERIES

        THE PHOENIX EDGE SERIES FUND FOR PHOENIX-SANFORD BERNSTEIN GLOBAL
                                  VALUE SERIES

   THE PHOENIX EDGE SERIES FUND FOR THE PHOENIX-ABERDEEN INTERNATIONAL SERIES


        THE PHOENIX EDGE SERIES FUND FOR THE PHOENIX-LAZARD INTERNATIONAL
                              EQUITY SELECT SERIES


   THE PHOENIX MULTI-PORTOLIO FUND FOR THE PHOENIX-ABERDEEN INTERNATIONAL FUND

                  PHOENIX ABERDEEN WORLDWIDE OPPORTUNITIES FUND



IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund/Series.



CERTAIN OPEN-END                           BROWN BROTHERS HARRIMAN & CO.
MANAGEMENT INVESTMENT
COMPANIES AS LISTED ON
APPENDIX C

BY:/s/ Richard J. Wirth                    BY: /s/ Stokley P. Towles
   ---------------------------------           ---------------------------------
NAME: Richard J. Wirth                     NAME: Stokley P. Towles
TITLE: Secretary                           TITLE: